                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 March 26, 1999

                         Commission File Number 1-9320

                          WYNDHAM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   94-2878485
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

1950 Stemmons Freeway, Suite 6001
Dallas, Texas                                                              75207
--------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (214) 863-1000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

                          WYNDHAM INTERNATIONAL, INC.

ITEM 5. OTHER EVENTS

  The pro forma balance sheet information for June 30, 1999 and pro forma results of operations for the six months ended June 30, 1999 and for the year ended December 31, 1998 are being filed in accordance with Article 11 of Regulation S-X.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements

  None.

  (b) Pro Forma Financial Information

  The index to the separate and combined pro forma financial information for Patriot American Hospitality, Inc. and Wyndham International, Inc. is included on page F-1 of this report.

  (c) Exhibits

  None.

                                   SIGNATURE

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED: September 3, 1999

                                          WYNDHAM INTERNATIONAL, INC.

                                             /s/  Richard Mahoney
                                          By: _________________________________
                                                      Richard Mahoney
                                                  Chief Financial Officer
                                                 (Principal Financial and
                                                    Accounting Officer)

                          WYNDHAM INTERNATIONAL, INC.

                         INDEX TO FINANCIAL INFORMATION

                                                                          Page
                                                                          ----
Wyndham International, Inc--Adjusted for the Investment, Restructuring,
 New Debt Financing and Interstate Spin-off:
 Pro Forma Condensed Consolidated Balance Sheet as of
  June 30, 1999 (unaudited)..............................................  F-7
 Pro Forma Condensed Consolidated Statement of Operations for the six
  months
  ended June 30, 1999 (unaudited)........................................  F-9
Patriot American Hospitality Inc. and Old Wyndham International Inc.:
 Pro Forma Condensed Combined Statement of Operations for the year ended
  December 31, 1998 (unaudited).......................................... F-12
Patriot American Hospitality Inc.:
 Pro Forma Condensed Consolidated Statement of Operations for the year ended
  December 31, 1998 (unaudited).......................................... F-16
Old Wyndham International, Inc.:
 Pro Forma Condensed Consolidated Statement of Operations for the year ended
  December 31, 1998 (unaudited).......................................... F-19

                          WYNDHAM INTERNATIONAL, INC.

                INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                  (unaudited)
                            (dollars in thousands)

Background

  Patriot American Hospitality, Inc. (collectively with its subsidiaries, "Patriot"), was formed April 17, 1995 as a self-administered real estate investment trust ("REIT") for the purpose of acquiring equity interests in hotel properties. Wyndham International, Inc. (collectively with its subsidiaries, "Old Wyndham") was formed in connection with Patriot's merger with and into California Jockey Club and Bay Meadows Operating Company on July 1, 1997. Patriot and Old Wyndham are both Delaware corporations.

  Prior to June 30, 1999, the shares of common stock of Patriot were paired and traded together with the shares of Old Wyndham, on a one for one basis, as a single unit pursuant to a stock pairing arrangement, and were referred to as a paired share.

  Effective June 30, 1999, Patriot and Old Wyndham completed a series of transactions which included a restructuring of their existing organizational structure. As a result of this restructuring, a wholly-owned subsidiary of Old Wyndham was merged with and into Patriot, with Patriot being the surviving entity. As such, Patriot is now a wholly-owned subsidiary of Old Wyndham, and this combined entity, together with all subsidiaries, is hereafter referred to as Wyndham. In connection with this restructuring, the pairing agreement between Patriot and Old Wyndham was terminated, Patriot's status as a real estate investment trust terminated effective January 1, 1999, and Patriot became a taxable corporation as of that date.

  The restructuring was reflected as a reorganization of two companies under common control and was accounted for in a manner similar to that used in pooling of interest accounting. As such, there was no revaluation of the assets and liabilities of Old Wyndham or Patriot. The 1999 pro forma financial statements are presented on a consolidated basis, representing the operations of the corporation and its subsidiaries, including Patriot. The 1998 pro forma financial statements are presented on a combined basis, representing the combined results of both Old Wyndham and Patriot.

  Unless otherwise stated herein, all information with respect to shares refers to Wyndham common stock since June 30, 1999 and to paired shares for periods before June 30, 1999.

  Patriot and Wyndham conduct substantially all of their operations through Patriot American Hospitality Partnership, L.P. ("Patriot Partnership") and Wyndham International Operating Partnership, L.P. ("Wyndham Partnership"), respectively. Patriot Partnership, and Wyndham Partnership are collectively referred to as the operating partnerships. As of June 30, 1999, Patriot directly and through its wholly-owned subsidiary PAH LP, Inc. owns an approximate 99% interest in the Patriot Partnership and Wyndham owns an approximate 99% in the Wyndham Partnership.

  At June 30, 1999, Wyndham, through the operating partnerships and other subsidiaries, including hotels owned through unconsolidated subsidiaries, owned interests in 173 hotels with an aggregate of over 43,300 guest rooms and leased 39 hotels from third parties with over 5,700 guest rooms. In addition, Wyndham manages 95 hotels for third party owners with over 22,300 guest rooms and franchises 11 hotels with over 2,600 guest rooms.

Restructuring and New Financial Transactions

 Investment

  Effective June 30, 1999, Wyndham completed a $1 billion equity investment with a group of investors. Pursuant to the terms of this investment, Wyndham issued 9.55 million shares of series B preferred stock in exchange for gross proceeds of $955 million. On July 1, 1999, the remaining $45 million was funded through the transfer of one of the investor's loan receivable from PAH Realty Company, LLC to Wyndham International, Inc. for the purchase of 450,000 shares of series B preferred stock.

  Wyndham will pay dividends on its series B preferred stock quarterly, on a cumulative basis, at a rate of 9.75% per year. For the first six years, dividends will be payable partly in cash and partly in additional shares of preferred stock, with the cash component initially equal to 30% for the first dividend payment and declining over the period to approximately 19.8% for the final dividend in year six. Each share of series B preferred stock may be converted, at the option of its holder, into that number of shares of Wyndham common stock equal to $100.00 divided by the conversion price of the series B preferred stock. Initially the conversion price will be $8.59, but is subject to potential downward adjustments.

 Restructuring

  Under the terms of the purchase agreement, relating to the $1 billion equity investment, Patriot and Wyndham were required to complete a restructuring of their existing paired share REIT structure prior to the investment. Under the terms of the restructuring, the following events occurred:

    . A reverse stock split of the common stock of Wyndham and Patriot.

    . A wholly-owned subsidiary of Wyndham merged with and into Patriot with Patriot surviving.

    . The pairing agreement between Patriot and Wyndham terminated.

    . Patriot terminated its status as a real estate investment trust effective January 1, 1999.

    . The non-voting stock of specified corporate subsidiaries held by the Patriot Partnership will be transferred so that it will be owned directly by Patriot rather than through the Patriot Partnership.

    . The third party partners in both the Patriot Partnership and the Wyndham Partnership were offered an opportunity to exchange their limited partner interests for Wyndham common stock.

    . The preferred stockholders of Wyndham were offered an opportunity to exchange their preferred stock for Wyndham common stock, and preferred stock not exchanged will be redeemed by Wyndham.

  Pursuant to the merger of a wholly-owned subsidiary of Old Wyndham with Patriot, each outstanding paired share and share of Patriot series A preferred stock was converted into a single share of Wyndham Class A common stock, and each outstanding share of Patriot series B preferred stock was converted into $25 per share and $1.61 of accrued dividends.

 Redemption Option

  For a period of 170 days following the completion of the $1 billion equity investment, Wyndham may redeem up to $300 million of the series B preferred stock at a redemption price of $102.00 per share (102% of the stated amount $100.00) plus all accrued dividends. Wyndham currently plans to fund this redemption through the issuance of rights to purchase $300 million of series A preferred stock to its stockholders and holders of limited partnership units in the Patriot Partnership or Wyndham Partnership. The series A preferred stock will generally have the same economic terms as the series B preferred stock, but will have no voting rights, except as required by law and except for a limited right to elect two directors if dividends are in arrears for six quarterly periods.

 New Credit Facility

  Concurrent with the closing of the $1 billion equity investment described above, Wyndham closed on a new $2.45 billion credit facility which consists of: a $1.3 billion term loan with a seven year term, a $500 million revolving credit facility with a five year term, and a $650 million increasing rate loan facility with a five year term. Proceeds, net of closing costs and fees of approximately $41.1 million from the term loan and the revolving credit facility, and proceeds, net of closing costs and fees of approximately $17.9 million from the increasing rate loan facility, were used to retire existing indebtedness. At June 30, 1999, $50 million was drawn on the new revolving credit facility.

  Interest rates are based upon LIBOR spreads varying from 2.75% to 3.50% per annum for the term loan, and 1.25% to 2.75% per annum for the revolving credit facility, based both on Wyndham's leverage ratio, as defined, and whether any increasing rate loans are outstanding. The term loan, and the revolving credit facility are guaranteed by the domestic subsidiaries of Wyndham, and are secured by pledges of equity interests held by Wyndham and its subsidiaries. Wyndham's ability to borrow under its revolving credit facility is subject to Wyndham's compliance with a number of customary financial and other covenants, including total leverage and interest coverage ratios.

  Interest rates for the increasing rate loans are based on LIBOR rates (less statutory reserves), plus 3.50% through September 30, 1999, and increasing 0.50% every three months, with a cap of LIBOR plus 4.75%. The lender under the increasing rate loans receives the benefit of the same guarantees and pledges of security provided under the new term loan, and revolving credit facility.

 New Mortgage Debt

  Effective June 30, 1999 Wyndham also closed on a $346 million mortgage loan with Bear, Stearns Funding, Inc., which is secured by twenty-five properties. The loan matures on July 1, 2004 and bears interest at the LIBOR rate, plus 3.25% per annum. Proceeds from the mortgage debt were used to retire existing mortgage indebtedness.

  Additionally, effective June 30, 1999 Wyndham closed on a $235 million mortgage loan with Lehman Brothers Holdings Inc. which is secured by ten properties. The mortgage loan has a three-year term, with a one year extension option, and bears interest at the LIBOR rate plus 3.50% per annum, plus an additional 1.75% on the principal amount payable at maturity. Proceeds from this mortgage loan were used to retire existing mortgage indebtedness.

  For purposes of the pro forma financial statements the New Credit Facility and new mortgage debt are collectively referred to as new debt financing.

Interstate Spin-off

 Interstate's Third-Party Hotel Management Business

  On May 27, 1998, Old Wyndham and Interstate Hotels Company ("Old Interstate") entered into a settlement agreement, as amended, with Marriott International, Inc. ("Marriott"), which addressed certain claims asserted by Marriott in connection with Wyndham's then proposed merger with Old Interstate. The settlement agreement provided for the dismissal of litigation brought by Marriott, and allowed Old Wyndham's merger with Old Interstate to close. In addition to dismissal of the Marriott litigation, the settlement agreement provides for the re-branding of ten Marriott hotels under the Wyndham name, the assumption by Marriott of the management of ten Marriott hotels formerly managed by Old Interstate for the remaining term of the Marriott franchise agreement, and the spin-off by Wyndham of the third-party management business.

  Effective June 18, 1999, Old Wyndham distributed approximately 92% of Interstate Hotels Corporation ("Interstate") in the form of a dividend to shareholders. Shareholders of record on June 7, 1999 received one share of newly issued Interstate stock for every thirty paired shares owned of Patriot and Old Wyndham. The remaining 8% is owned equally by Wyndham and Marriott.

  As a result of the spin-off, Wyndham now also owns an approximate 55% non-controlling interest in the subsidiary of Interstate which now operates the existing third-party management business that Old Wyndham acquired from Old Interstate.

Other 1999 Transactions


  In January 1999, Patriot acquired the remaining 25% minority interests in each of the five following hotels: Embassy Suites Schaumburg, the Hilton Dania, the Marriott Suites at Valley Forge, the Marriott Boston Andover and the Marriott Tysons Corner from CIGNA. The acquisition of such interests was financed through additional mortgage indebtedness totaling $49.8 million and the sale of an additional 10% interest in the Marriott Warner Center.

  Also in January 1999, Patriot acquired four of its leaseholds from DTR North Canton Inc. (the "Doubletree Lessee"). At June 30, 1999, only one hotel was leased to a third party lessee.

  In February 1999, Patriot and Old Wyndham sold their interest in the Bay Meadows Racecourse located in San Mateo, California. Patriot and Old Wyndham received cash proceeds of approximately $3.4 million after payment of legal costs and other closing costs. Patriot and Old Wyndham recognized an estimated impairment loss on assets held for sale of $42.2 million related to the racecourse facility in 1998. In connection with the transaction, Patriot terminated its lease to Old Wyndham for the racecourse facilities.

  In March 1999, Patriot sold the Holiday Inn Crockett, realizing net cash proceeds of approximately $18.0 million and recognized a gain of approximately $2.6 million.

  In April 1999, Patriot acquired the remaining 10% minority interests in each of the four following hotels: the Radisson Akron; the Courtyard Beachwood; the Holiday Inn Westlake; and the Radisson Beachwood from IAH Snavely L.L.C. ("Snavely"). In addition, Patriot sold the Holiday Inn Beachwood to Snavely. The transaction generated net proceeds of approximately $8.8 million.

  On April 30, 1999, Patriot sold the following hotels: Hampton Inn Rochester, Hampton Inn Jacksonville, Hampton Inn Cleveland, and the Hampton Inn Canton, for net proceeds of approximately $23.5 million and recognized a loss of approximately $1.4 million.

  On May 11, 1999, Old Wyndham sold the Holiday Inn Sebring for net proceeds of approximately $4.1 million, and recognized a gain of approximately $0.6 million.

1998 Business Transactions

 Wyndham Hotel Corporation

  On January 5, 1998, Wyndham Hotel Corporation merged with and into Patriot, with Patriot being the surviving corporation. As a result, its financial position and substantially all of its operations have been recognized in the Patriot and Wyndham combined financial statements as of and for the year ended December 31, 1998.

 Recent transactions

  On January 16, 1998, a subsidiary of Old Wyndham merged with and into WHG Casinos & Resorts, Inc., with WHG being the surviving corporation. Additionally during 1998, Patriot acquired the minority partners' interests in WHG Casinos and Resorts, Inc.'s subsidiaries. Patriot, acquired the Buena Vista Hotel located in Orlando, Florida and the Golden Door Spa located in Escondiado, California. These transactions are collectively referred to as the Recent Transactions.

 Arcadian International Limited

  In April 1998, Patriot completed its acquisition of Arcadian International Limited (the "Arcadian acquisition"). The transaction included the exercise of all outstanding options to purchase shares, the assumption of debt and the acquisition of the remaining shares in the Malmaison Group.

 Interstate Hotels Company

  On June 2, 1998 Interstate Hotels Company merged with and into Patriot with Patriot being the surviving company ("Interstate merger").

 SF Hotel Company, L.P.

  On June 5, 1998, Patriot, through the Patriot operating partnership, acquired all of the partnership interests in SF Hotel Company, L.P. ("Summerfield acquisition").

 CHC International, Inc

  On June 30, 1998 the hospitality-related businesses of CHCI merged (the "CHCI merger") with and into Old Wyndham with Old Wyndham being the surviving company.

 Asset Sales

  During 1998, Patriot sold its interest in four hotel assets: Courtyard by Marriott Hotel in Orange, Connecticut; Courtyard by Marriott Hotel in St. Louis, Missouri; Residence Inn by Marriott in Pittsburgh, Pennsylvania; and the Westborough by Marriott in Westborough, Massachusetts, collectively hereinafter referred to as the Fine Transaction, for a net purchase price of approximately $32.5 million.

  Additionally in December 1998, Patriot sold its interest in three hotel assets previously leased to NorthCoast Hotels, LLC (a third party lessee of Patriot); the WestCoast Roosevelt Hotel, the WestCoast Gateway Hotel located in Seattle, Washington and the WestCoast Wenatchee Hotel located in Wenatchee, Washington to an affiliate of NorthCoast. Patriot received net cash proceeds of approximately $23.7 million plus a mortgage note receivable in the amount of $2.0 million. In addition Patriot acquired 6 leaseholds from NorthCoast, LLC and leased those hotels to Wyndham.

Financing Transactions

 Credit Facility

  In connection with the Interstate merger, the companies closed on the commitment from The Chase Manhattan Bank and Chase Securities, Inc. and PaineWebber Real Estate Securities, Inc. to increase Patriot's existing unsecured credit facilities to an aggregate of $2.7 billion. The increased credit facilities include the $900 million revolving credit facility ("Revolving Credit Facility") and a series of unsecured term loans in the aggregate amount of up to $1.8 billion (the "Term Loans"). Proceeds from the increased credit facilities were used to fund the cash portion of the Interstate merger consideration, as well as to refinance certain outstanding indebtedness of Patriot. Interest rates are based on the companies' leverage ratio and may vary from 1.5% to 2.5% over LIBOR.

  Under the original terms of Patriot's credit facility, two of the term loans were scheduled to mature on January 31, 1999 ($350 million) and March 31, 1999 ($400 million), respectively. The Revolving Credit Facility and Term Loans were repaid in the full with the proceeds from the $1 billion equity transactions and new debt financing.

Summary

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the entire $1 billion equity investment had occurred on June 30, 1999.

  Additionally, the Pro Forma Condensed Combined Consolidated Statements of Operations of the companies for the six months ended June 30, 1999 and the year ended December 31, 1998 assume that the $1 billion equity investment, the restructuring of Wyndham and Patriot, the new debt financing, the Interstate spin-off and the effects of the business transactions completed in 1998 and 1999 as detailed on pages F-2 through F-6 had occurred as of the beginning of the periods presented.

  The following unaudited Pro Forma Condensed Combined Consolidated Statements of Operations were derived from the Consolidated Statements of Operations of Wyndham (together with its respective subsidiaries) filed with the Wyndham's Quarterly Report on Form 10-Q for the six months ended June 30, 1999 and Patriot and Old Wyndham's Annual Report on Form 10-K for the year ended December 31, 1998. The unaudited Pro Forma Condensed Combined Consolidated Statement of Operations were also derived in part from Interstate Hotels Management, Inc.'s unaudited Pro Forma Combined Statements of Operations and Owners' Equity filed on Form S-1A dated May 17, 1999. In management's opinion all the material adjustments necessary to reflect the effects of the described transactions have been made.

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet does not purport to present the future financial position of Wyndham.

  Additionally, the following unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of Wyndham would have been assuming such transactions had been completed at the beginning of the periods presented, nor do they purport to present the results of operations for future periods. Further, the unaudited Pro Forma Condensed Consolidated Statement of Operations for the interim period ended June 30, 1999 is not necessarily indicative of the results of operations for a full year.

                          WYNDHAM INTERNATIONAL, INC.

                 Pro Forma Condensed Consolidated Balance Sheet
                              As of June 30, 1999
                                  (unaudited)

                                        Historical     Equity       Pro Forma
                                            (A)      Investment       Total
                                        -----------  ----------    -----------
                                         (in thousands, except per share
                                                     amounts)
                ASSETS
 Current assets:
 Cash and cash equivalents............  $   158,579   $    --      $   158,579
 Restricted Cash......................       93,927        --           93,927
 Accounts and lease revenue
 receivable, net......................      190,600        --          190,600
 Inventories..........................       22,837        --           22,837
 Prepaid expense and other assets.....       42,503        --           42,503
                                        -----------   --------     -----------
  Total current assets................      508,446        --          508,446
 Investment in real estate and related
 improvements and land held for
 development, net of accumulated
 depreciation.........................    5,495,442        --        5,495,442
 Investment in unconsolidated
 subsidiaries.........................      177,103        --          177,103
 Mortgage notes and other receivables
 from unconsolidated subsidiaries.....        4,744        --            4,744
 Notes and other receivables..........       28,267        --           28,267
 Management contracts, net of
 accumulated amortization.............      128,398        --          128,398
 Leaseholds, net of accumulated
 amortization.........................      137,760        --          137,760
 Trade names and franchise costs, net
 of accumulated amortization..........      106,217        --          106,217
 Goodwill and intangibles, net of
 accumulated amortization.............      368,204        --          368,204
 Deferred expenses, net of accumulated
 amortization.........................      102,711        --          102,711
 Deferred acquisition costs...........        9,920        --            9,920
 Other Assets.........................       42,056                     42,056
                                        -----------   --------     -----------
  Total assets........................  $ 7,109,268   $    --      $ 7,109,268
                                        ===========   ========     ===========
  LIABILITIES & SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued
 expenses.............................  $   284,413   $    --      $   284,413
 Deposits.............................       30,901        --           30,901
 Current portion of borrowings under
 the credit facility, term loans,
 mortgage notes and capital leases....      194,673    (45,000)(B)     149,673
                                        -----------   --------     -----------
  Total current liabilities...........      509,987    (45,000)        464,987
 Borrowings under the credit facility,
 term loans, mortgage notes and
 capital leases.......................    3,328,839        --        3,328,839
 Due to unconsolidated subsidiaries...          374        --              374
 Deferred income......................       16,369        --           16,369
 Deferred income taxes................      733,970        --          733,970
 Minority interest in the Operating
 partnerships.........................       23,550        --           23,550
 Minority interest in consolidated
 subsidiaries.........................      193,514        --          193,514
 Stockholders' equity:
 Preferred Stock......................           96          4 (B)         100
 Excess stock.........................          --         --              --
 Common Stock.........................        1,663        --            1,663
 Additional Paid in Capital...........    3,671,884     44,996 (B)   3,716,880
 Notes receivable from shareholders
 and affiliates.......................      (16,716)       --          (16,716)
 Unearned stock compensation, net of
 accumulated amortization.............         (562)       --             (562)
 Unrealized loss on securities
 available for sale...................         (384)       --             (384)
 Unrealized foreign exchange gain.....       (9,641)       --           (9,641)
 Accumulated deficit and dividend
 distributions........................   (1,343,675)       --       (1,343,675)
                                        -----------   --------     -----------
  Total shareholders' equity..........    2,302,665     45,000       2,347,665
                                        -----------   --------     -----------
  Total liabilities and shareholders'
  equity..............................  $ 7,109,268   $    --      $ 7,109,268
                                        ===========   ========     ===========

See notes on following pages.

Notes to Pro Forma Condensed Consolidated Balance Sheet:

(A) Represents the historical balance sheet of Wyndham as of June 30, 1999, as reported on Wyndham's Report on Form 10Q.
(B) Represents the funding on July 1, 1999 of $45,000 through the transfer of one of the investor's loan receivable from PAH Realty Company, LLC to Wyndham for the purchase of 450,000 shares of series B preferred stock at $0.01 par. The note payable from PAH Realty Company, LLC to Wyndham would be eliminated upon consolidation.

                          Wyndham International, Inc.

           Pro Forma Condensed Consolidated Statements of Operations
                     for the six months ended June 30, 1999
                                  (unaudited)

                             Wyndhan         Other      Interstate  Exchange       Equity      Pro Forma
                          Historical(A) Transactions(B) Spin-off(C)  Offer       Investment      Total
                          ------------- --------------- ----------- --------     ----------    ----------
                                            (in thousands, except per share amounts)
Revenue:
 Hotel revenue..........   $1,267,162       $14,332      $ (86,122) $   --        $    --      $1,195,372
 Participating lease
 revenue................          588           --             --       --             --             588
 Racecourse facility
 and land lease
 revenue................        4,561        (4,561)           --       --             --             --
 Management fee and
 service fee income.....       43,218           --         (17,573)     --             --          25,645
 Interest and other
 income.................        6,699           (40)          (131)     --             --           6,528
                           ----------       -------      ---------  -------       --------     ----------
   Total revenue........    1,322,228         9,731       (103,826)     --             --       1,228,133
Expenses:
 Hotel expenses.........      896,276        12,068        (83,059)     --             --         825,285
 Racecourse facility
 operations.............        3,867        (3,867)           --       --             --             --
 General and
 administrative.........      111,358           --         (17,394)     --             --          93,964
 Interest expense.......      181,200          (659)           --       --         (22,528)(F)    158,013
 Cost of acquiring
 license agreements.....          803           --             --       --             --             803
 (Gain) loss on sale of
 assets.................        5,327        (4,528)           --       --             --             799
 Depreciation and
 amortization...........      156,905         1,018         (8,602)  (2,500)(D)     (1,095)(G)    145,726
 Restructuring costs....      185,382           --             --       --             --         185,382
                           ----------       -------      ---------  -------       --------     ----------
                            1,541,118         4,032       (109,055)  (2,500)       (23,623)     1,409,972
                           ----------       -------      ---------  -------       --------     ----------
Operating (loss)
income..................     (218,890)        5,699          5,229    2,500         23,623       (181,839)
 Equity in earnings of
 unconsolidated
 subsidiaries...........        3,931       (3,126)         (2,980)     --             --         (2,175)
                           ----------       -------      ---------  -------       --------     ----------
Income (loss) before
income tax provision,
and minority interests..     (214,959)        2,573          2,249    2,500         23,623       (184,014)
 Income tax
 (provision)/benefit....     (654,439)           20          3,071      --           9,321 (H)   (642,027)
                           ----------       -------      ---------  -------       --------     ----------
(Loss) income before
minority interests......     (869,398)        2,593          5,320    2,500         32,944       (826,041)
 Minority interest in
 the operating
 partnership............        6,642           --             --    (6,184)(E)        --             458
 Minority interest in
 consolidated
 subsidiaries...........       (4,064)          110            (28)     --             --          (3,982)
                           ----------       -------      ---------  -------       --------     ----------
Net (loss) income before
extraordinary item......   $ (866,820)      $ 2,703      $   5,292  $(3,684)      $ 32,944     $ (829,565)
                           ==========       =======      =========  =======       ========     ==========
Basic (loss) per common
share before
extraordinary item(I)...   $    (5.71)                                                         $    (5.28)
                           ==========                                                          ==========
Dilutive loss per common
share before
extraordinary item(I)...   $    (5.84)                                                         $    (5.28)
                           ==========                                                          ==========

                         See notes on following pages.

Notes to Pro Forma Condensed Consolidated Statement of Operations

(A) Represents Wyndham's historical results of operations for the six months ended June 30, 1999 as reported in the Wyndham's Report on Form 10-Q.
(B) Represents the pro forma adjustments to Wyndham's results of operations assuming the Other 1999 Transactions, including the sales of the Bay Meadows Racecourse, Holiday Inn Crockett, Holiday Inn Sebring, Holiday Inn Beachwood, and the four Hampton Inns, along with the acquisition of the minority interest from CIGNA and Snavely and the leases from the Doubletree Lessee had occurred as of January 1, 1999.
(C) Represents the pro forma adjustments based on the Pro Forma Combined Statement of Operations of Interstate Hotels Corporation.

(D) Represents the pro forma adjustment to reduce depreciation and amortization for the adjustment in basis of certain assets as a result of the use of the purchase method of accounting for the exchange of certain partners' common and preferred OP units for the Companies' common stock.

(E) Represents the reduction in minority interest due to a reduction in minority interest percentage as a result of the exchange of the of limited partners' common and preferred OP units for the Companies' common stock.

(F) Represents the pro forma adjustment to debt and interest expense as a result of the investment and new debt financing as follows:

                                                            Balance    Interest
                                                          -----------  --------
   Pro forma adjustments as a result of New Debt
   Financing:
     New revolving loan facility bearing interest at a
     rate of 7.71% per annum (LIBOR plus 2.75%).......    $    50,000  $  1,954
     New term loan facility bearing interest at a rate
     of 8.46% per annum (LIBOR plus 3.50%)............      1,300,000    55,737
     Increasing rate loans bearing interest at a rate
     of .25% below the initial new term loan facility
     increasing .50% every three months...............        650,000    27,868
     Mortgage financing bearing interest at a rate of
     8.46% per annum
     (LIBOR plus 3.50%)...............................        235,000    10,075
     Mortagage financing bearing interest at a rate of
     8.21% (LIBOR plus 3.25%) ........................        346,000    14,396
     Additional deferred loan costs of approximately
     $91,782 amortized over periods of 3 to 7 years...            --      8,938
                                                          -----------  --------
                                                            2,581,000   118,968
  Reduction of debt for the repayment of the following
     long-term obligations:
     Existing credit facility.........................       (875,587)  (34,103)
     Tranche III and B term loans.....................     (1,049,000)  (41,694)
     Amortization of deferred loan costs related to
     the existing credit facility for the six months
     ended June 30, 1999..............................            --    (21,881)
                                                          -----------  --------
                                                           (1,924,587)  (97,678)
                                                          -----------  --------
   Current portion of long term debt repaid:
     Tranche I and II term loans......................       (733,000)  (29,122)
     Promissory note payable to Chase Securities,
     Inc. ............................................        (49,255)   (1,937)
     Unsecured note payable to PaineWebber Real
     Estate, Inc. ....................................       (160,000)   (7,492)
     Mortgage note payable to PaineWebber Real Estate,
     Inc. ............................................       (103,000)   (3,948)
     Mortgage note payable to PaineWebber Real Estate,
     Inc. ............................................        (35,000)   (1,319)
                                                          -----------  --------
                                                          $(1,080,255) $(43,818)

                                                             Balance Interest
                                                             ------- --------
   Pro Forma adjustments to interest expense:
     Pro forma adjustments to interest as a result of new
     debt financing.........................................         $118,968
     Reduction of interest expense for the repayment of
     long-term debt obligations.............................          (97,678)
     Interest expense related to current portion of debt
     obligations repaid.....................................          (43,818)
                                                                     --------
         Pro Forma adjustment to interest expense...........         $(22,528)
                                                                     ========

  An increase of 0.125% in the interest rate would increase pro forma interest expense to $159,649, decreasing net income to $831,201. Net loss applicable to common shareholders would increase to $880,367, loss per common share would increase to $5.29 based on 166,304 weighted average number of common shares outstanding.

(G) Represents the adjustment to reduce depreciation and amortization for the intangible asset to be written off in connection with the restructuring.

(H) Represents the tax benefit to Wyndham as a result of the restructuring of Wyndham and Patriot. The restructuring of Wyndham and Patriot results in Wyndham, Patriot and certain corporate subsidiaries of Patriot reporting and filing on a consolidated basis for federal income tax purposes. The tax benefit is derived from the reversal of certain timing differences between financial and income tax reporting methods and does not represent the amount of cash taxes for which Wyndham would be liable.

(I) As a result of the $1 billion equity investment and the restructuring of Patriot and Wyndham, Wyndham issued 10 million shares of series B preferred stock to the investors at $100.00 per share for a total investment of $1 billion. Proceeds from the investment were used to repay the obligations in connection with the forward equity contracts of approximately $335,800. A total of 100.7 million shares of common stock were retired in connection with the repayment of the forward equity contracts. Pursuant to the merger, each outstanding paired share of Patriot series A preferred stock was converted into a single share of Wyndham common stock. Additionally, the holders of Wyndham Series A and B Preferred Stock were offered the opportunity to exchange their securities for Wyndham common stock. For purposes of the calculation, Wyndham Series A and B Preferred Stock and Patriot series A preferred stock will be assumed to be converted to Wyndham common stock at the beginning of the period being presented. Holders of Patriot preferred series B stock received $25.00 for each of their shares and $1.61 per share for accrued dividends. As a result, the total number of common shares outstanding on a pro forma basis would be 166,304. Pro forma basic and dilutive earnings per share are as follows:

                                                        Pro Forma   Pro Forma
                                                          Basic      Dilutive
                                                        ----------  ----------
      Earnings per common share:
      Net loss attributable to common shareholders..... $ (829,565) $ (829,565)
      Investor Preferred Dividends.....................    (49,166)    (49,166)
                                                        ----------  ----------
      Net loss available to common shareholders........ $ (878,731) $ (878,731)
                                                        ==========  ==========
      Weighted average shares..........................    166,304     166,304
                                                        ==========  ==========

  For the pro forma calculation, the dilutive effect of the series B preferred shares of 120,435, and the option to purchase 27 common shares were excluded from the computation of dilutive earnings per share for the six months ended June 30, 1999 because they are anti-dilutive.

                    Patriot American Hospitality, Inc. and
                        Old Wyndham International Inc.

             Pro Forma Condensed Combined Statements of Operations
                     for the year ended December 31, 1998
                                  (unaudited)

                            Patriot      Wyndham    Elimination      Combined    Exchange       Equity      Pro Forma
                          Pro Forma(A) Pro Forma(B)   Entries      Pro Forma (G)  Offer       Investment      Total
                          ------------ ------------ -----------    ------------- --------     ----------    ----------
                                               (in thousands, except per share amounts)
Revenue:
 Hotel revenue..........    $    --     $2,260,860   $     --       $2,260,860   $    --       $    --      $2,260,860
 Participating lease
 revenue................     680,537           --     (679,741)(C)         796        --            --             796
 Racecourse facility
 and land lease
 revenue................         --            --          --              --         --            --             --
 Management fee and
 service fee income.....         --         56,012        (916)(D)      55,096        --            --          55,096
 Interest and other
 income.................      25,049        23,373     (28,719)(E)      19,703        --            --          19,703
                            --------    ----------   ---------      ----------   --------      --------     ----------
   Total revenue........     705,586     2,340,245    (709,376)      2,336,455        --            --       2,336,455
Expenses:
 Hotel expenses.........     120,770     1,499,332         --        1,620,102        --            --       1,620,102
 Racecourse facility
 operations.............         --            --          --              --         --            --             --
 General and
 administrative.........      31,132        76,612         --          107,744        --          2,722 (J)    110,466
 Interest expense.......     323,579        46,316     (28,719)(E)     341,176        --        (22,711)(K)    318,465
 Cost of acquiring
 leaseholds and license
 agreements.............      11,686        52,721         --           64,407        --            --          64,407
 Treasury lock
 settlement.............      49,334           --          --           49,334        --            --          49,334
 Loss on sale of
 assets.................       9,453           --          --            9,453        --            --           9,453
 Impairment loss on
 assets held for sale...       8,803        23,184         --           31,987        --            --          31,987
 Depreciation and
 amortization...........     190,749        70,322         --          261,071     (5,000)(H)    (2,193)(L)    253,878
 Participating lease
 payments...............         --        679,741    (679,741)(C)         --         --            --             --
                            --------    ----------   ---------      ----------   --------      --------     ----------
                             745,506     2,448,228    (708,460)      2,485,274     (5,000)      (22,182)     2,458,092
                            --------    ----------   ---------      ----------   --------      --------     ----------
Operating loss..........     (39,920)     (107,983)       (916)       (148,819)     5,000        22,182       (121,637)
 Equity in earnings of
 unconsolidated
 subsidiaries...........      38,467         2,283     (37,799)(F)       2,951        --            --           2,951
                            --------    ----------   ---------      ----------   --------      --------     ----------
Loss before income tax
provision, and minority
interests...............      (1,453)     (105,700)    (38,715)       (145,868)     5,000        22,182       (118,686)
 Income tax
 (provision)/benefit....      (2,777)      (13,414)        --          (16,191)       --         10,095 (M)     (6,096)
                            --------    ----------   ---------      ----------   --------      --------     ----------
Loss before minority
interests...............      (4,230)     (119,114)    (38,715)       (162,059)     5,000        32,277       (124,782)
 Minority interest in
 the operating
 partnership............         352        12,523         --           12,875    (12,045)(I)       --             830
 Minority interest in
 consolidated
 subsidiaries...........      (5,602)      (38,534)     37,799 (F)      (6,337)       --            --          (6,337)
                            --------    ----------   ---------      ----------   --------      --------     ----------
Net (loss) income.......    $ (9,480)   $ (145,125)  $    (916)     $ (155,521)  $ (7,045)     $ 32,277     $ (130,289)
                            ========    ==========   =========      ==========   ========      ========     ==========
Basic loss per common
share(N)................    $  (0.24)   $    (0.98)                 $    (1.22)                             $    (1.39)
                            ========    ==========                  ==========                              ==========
Dilutive loss per common
share(N)................    $  (1.34)   $    (0.98)                 $    (2.33)                             $    (1.39)
                            ========    ==========                  ==========                              ==========

                         See notes on following pages.

Notes to Pro Forma Condensed Combined Statement of Operations:

(A) Represents the Pro Forma Condensed Consolidated Statements of Operations for Patriot for the year ended December 31, 1998. See page F-16.
(B) Represents the Pro Forma Condensed Consolidated Statements of Operations for Wyndham for the year ended December 31, 1998. See page F-19.
(C) Represents elimination of lease revenue and expense related to the hotels and the Racecourse facility leased by Patriot to Wyndham.
(D) Represents elimination of design and construction fees related to the hotels leased by Patriot to Wyndham.
(E) In connection with the mergers and other transactions, Patriot (including the Patriot Partnership) subscribed for shares of Wyndham common stock or units of limited partnership interest in the Wyndham Partnership and Wyndham subscribed for shares of Patriot common stock in order to effect the exchange of paired shares or pairs of units of limited partnership interest in the operating partnerships in consummation of the transactions. These subscriptions for shares of common stock and units of limited partnership interest were funded through the issuance of promissory notes referred to as "subscription notes" payable to Wyndham or Patriot, as the case may be. The subscription notes accrue interest at rates ranging from LIBOR plus 1% to a fixed rate of 8.7% per annum and mature on various dates through 2002. The pro forma elimination entry relating to interest income and expense consists of:

      Interest income and expense related to the Subscription Notes..  $ 18,293
      Interest income and expense related to the mortgage notes held by Patriot related to Crowne Plaza Ravinia Hotel and the
       Wyndham Windwatch Hotel.......................................     7,099
      Interest income and expense related to the participating note
       held by Wyndham related to the Buena Vista Palace Hotel.......     1,852
      Interest income and expense related to a note receivable issued to
       Old Patriot in connection with the sale of certain assets to
       PAH RSI, L.L.C., which assets were acquired by Wyndham........     1,186
      Other intercompany income and expense items....................       289
                                                                       --------
                                                                       $ 28,719
                                                                       ========

(F) Represents elimination of Patriot's equity in the earnings of certain non-controlled subsidiaries that were formed in connection with various mergers and acquisitions in 1998. The entities are controlled by Wyndham, and as a result, the operating results of these entities have been combined with those of Wyndham for pro forma financial reporting purposes.

(G) Represents the pro forma results of operations for Patriot and Wyndham combined for the year ended December 31, 1998 adjusted for the 1998 transactions and the Interstate spin-off transaction, as if they had been consummated as of the beginning of the period being presented.

(H) Represents the pro forma adjustment to reduce depreciation and amortization for the adjustment in basis of certain assets as a result of the use of the purchase method of accounting for the exchange of certain partners' common and preferred OP units for the Companies' common stock.

(I) Represents the reduction in minority interest due to a reduction in minority interest percentage as a result of the exchange of the minimum of amount of limited partners' common and preferred OP units for the Companies' common stock.

(J) Represents the pro forma adjustment for $2,722 in fees related to settlement of the forward equity contracts.

(K) Represents the pro forma adjustment to debt and interest expense as a result of the investment and new debt financing as follows:

                                                                       Interest
                                                                       ---------
   Pro forma adjustments to interest expense as a result of New
   Debt Financing:
     New revolving loan facility bearing interest at a rate of
     8.00% per annum
     (LIBOR plus 2.75%)............................................    $   4,056
     New term loan facility bearing interest at a rate of 8.75% per annum
     (LIBOR plus 3.50%)............................................      115,330
     Increasing rate loans bearing interest at a rate of .25% below the initial
     new term loan facility increasing .50% every three months.....       60,960
     Mortgage financing bearing interest at a rate of 8.75% per annum
     (LIBOR plus 3.50%)............................................       20,848
     Mortgage financing bearing interest at a rate of 8.50% per annum
     (LIBOR plus 3.25%)............................................       29,818
     Additional deferred loan costs of approximately $91,782
     amortized over
     periods of 3 to 7 years.......................................       17,875
                                                                       ---------
                                                                         248,887
   Reduction of interest expense for the assumed repayment of the
   following long-term   obligations:
     Existing credit facility......................................      (72,968)
     Tranche III and B term loans..................................      (85,462)
     Amortization of deferred loan costs related to the existing credit facility
     for the year ended December 31, 1998..........................      (31,661)
                                                                       ---------
                                                                        (190,091)
                                                                       ---------
   Reduction of interest expense for the current portion of long term debt to be repaid:
     Tranche I and II term loans...................................      (58,085)
     Promissory note payable to Chase Securities, Inc. ............         (606)
     Unsecured note payable to PaineWebber Real Estate, Inc. ......      (12,113)
     Mortgage note payable to PaineWebber Real Estate, Inc. .......       (8,044)
     Mortgage note payable to PaineWebber Real Estate, Inc. .......       (2,659)
                                                                       ---------
                                                                       $(81,507)
                                                                       ---------
   Pro Forma adjustments to interest expense:
     Pro forma adjustments to interest as a result of new debt
     financing.....................................................    $ 248,887
     Reduction of interest expense for the assumed repayment of
     long-term debt obligations....................................     (190,091)
     Interest expense related to current portion of debt
     obligations to be repaid......................................      (81,507)
                                                                       ---------
         Pro Forma adjustment to interest expense..................    $ (22,711)
                                                                       =========

  An increase of 0.125% in the interest rate would increase pro forma interest expense to $321,800, increasing net loss to $133,624. Net loss applicable to common shareholders would increase to $233,660, loss per common share would increase to $1.41 based on 166,183 weighted average number of common shares outstanding.

(L) Represents the adjustment to reduce depreciation and amortization for the intangible to be written off in connection with the restructuring.

(M) Represents the tax benefit to Wyndham as a result of the restructuring of Wyndham and Patriot. The restructuring of Wyndham and Patriot results in Wyndham, Patriot and certain corporate subsidiaries of Patriot reporting and filing on a consolidated basis for federal income tax purposes. The tax benefit is derived from the reversal of certain timing differences between financial and income tax reporting methods and does not represent the amount of cash taxes for which Wyndham would be liable.

(N) As a result of the $1 billion equity investment and the restructuring of Patriot and Wyndham, Wyndham issued 10 million shares of series B preferred stock to the investors at $100.00 per share for a total investment of $1 billion. Proceeds from the investment were used to repay the obligations in connection with the forward equity contracts of approximately $335,800. A total of 100.7 million shares of common stock were retired in connection with the repayment of the forward equity contracts. Pursuant to the merger, each outstanding paired share and share of Patriot series A preferred stock was converted into a single share of Wyndham common stock. Additionally, the holders of Wyndham Series A and B Preferred Stock were offered the opportunity to exchange their securities for Wyndham common stock. For purposes of the calculation, Wyndham Series A and B Preferred Stock and Patriot preferred series A stock will be assumed to be converted to Wyndham common stock as of the beginning of the period being presented. Holders of Patriot preferred series B stock received $25.00 for each of their shares and $1.61 per share in accrued dividends. As a result, the total number of common shares outstanding on a pro forma basis would be 166,183. Pro forma basic and dilutive earnings per share are as follows:

                                                          Pro Forma  Pro Forma
                                                            Basic    Dilutive
                                                          ---------  ---------
      Earnings per common share:
      Net loss attributable to common shareholders....... $(130,289) $(130,289)
      Investor Preferred Dividends.......................  (100,036)  (100,036)
                                                          ---------  ---------
      Net loss available to common shareholders.......... $(230,325) $(230,325)
                                                          =========  =========
      Weighted average shares............................   166,183    166,183
                                                          =========  =========

  For the pro forma calculation, the dilutive effect of the series B preferred shares of 124,654, unvested stock grants of 880 and the option to purchase 753 common shares were excluded from the computation of dilutive earnings per share for the year ended December 31, 1998 because they are anti-dilutive.

   The combined Companies are in a loss position for the twelve months ended December 31, 1998. Basic and dilutive earnings per share, on a pro forma basis, before the effects of the Exchange Offer and restructuring are as follows:

                                                         Pro Forma  Pro Forma
                                                           Basic     Diluted
                                                         ---------  ---------
      Combined net loss................................. $(155,521) $(155,521)
      Preferred stock dividends.........................    (7,956)    (7,956)
      Adjustment for equity forwards (1)................   (21,151)  (188,592)
                                                         ---------  ---------
       Net loss to common shareholders.................. $(184,628) $(352,069)
                                                         =========  =========
      Weighted average number of paired shares
       outstanding(2)...................................   151,313    151,313
                                                         =========  =========

--------
(1) The adjustment relates to the mark-to-market adjustment for the UBS and Nations forward equity contracts which can be settled in cash or stock, at the Companies' option. At December 31, 1998, the PaineWebber Transaction can be settled only in stock, only the guaranteed return portion as adjusted in the earnings per share calculations. There is no mark-to-market adjustment for the PaineWebber transaction which is accounted for by the Reverse Treasury Method.

(2) For 1998, the dilutive effect or unvested stock grants of 880, the options to purchase common stock of 753, shares issued in connection with forward equity contracts of 2,507 and 8,423 of preferred shares were not included in the computation of diluted earnings per share for the year December 31, 1998 because they are anti-dilutive.

                      PATRIOT AMERICAN HOSPITALITY, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1998
                                  (unaudited)

                           Patriot      Recent      Arcadian     Summerfield    Interstate       Other         Pro
                          Historical Transactions  Acquisition   Acquisition      Merger      Transactions    Forma
                             (A)         (B)           (C)           (D)           (E)            (F)         Total
                          ---------- ------------  -----------   -----------    ----------    ------------   --------
                                            (in thousands, except for per share amounts)
Revenue:
  Participating lease
   revenue..............   $578,029     $1,335 (G)   $ 3,803 (G)  $ 23,194 (G)   $98,576 (G)    (24,400)     $680,537
  Interest and other
   income...............     17,381        472           --            --            --           7,196        25,049
                           --------     ------       -------      --------       -------        -------      --------
    Total revenue.......    595,410      1,807         3,803        23,194        98,576        (17,204)      705,586
                           --------     ------       -------      --------       -------        -------      --------
Expenses:
  Hotel expenses........    100,324        362 (H)       468        17,174 (H)     8,925 (H)     (6,483)      120,770
  General and
   administrative.......     29,784        --            --            --          1,373            (25)       31,132
  Interest expense......    245,205        601 (I)     6,708 (I)     7,488 (I)    59,518 (I)      4,059 (I)   323,579
  Cost of acquiring
   leaseholds and
   license agreements...     11,686        --            --            --            --             --         11,686
  Treasury lock
   settlement...........     49,334        --            --            --            --             --         49,334
  Loss on sale of
   assets...............      9,453        --            --            --            --             --          9,453
  Impairment loss on
   assets held for
   sale.................     27,897        --            --            --            --         (19,094)        8,803
  Depreciation and
   amortization.........    161,857        877 (J)     2,120 (J)     3,769 (J)    27,055 (J)     (4,929)      190,749
                           --------     ------       -------      --------       -------        -------      --------
    Total expenses......    635,540      1,840         9,296        28,431        96,871        (26,472)      745,506
                           --------     ------       -------      --------       -------        -------      --------
Operating (loss)
 income.................    (40,130)       (33)       (5,493)       (5,237)        1,705          9,268       (39,920)
  Equity in earnings
   (loss) of
   unconsolidated
   subsidiaries.........     36,726      7,805 (K)      (128)(L)    (6,293)(M)     7,385 (N)     (7,028)       38,467
                           --------     ------       -------      --------       -------        -------      --------
(Loss) income before
 income tax
 provision, minority
 interests and
 extraordinary item.....     (3,404)     7,772        (5,621)      (11,530)        9,090          2,240        (1,453)
  Income tax provision..     (2,742)       (35)(O)       --            --            --             --         (2,777)
                           --------     ------       -------      --------       -------        -------      --------
(Loss) income before
 minority interest
 and extraordinary
 item...................     (6,146)     7,737        (5,621)      (11,530)        9,090          2,240        (4,230)
  Minority interest in
   operating
   partnership..........        (98)      (931)(P)       --          1,381 (P)       --             --            352
  Minority interest in
   consolidated
   subsidiaries.........     (8,084)        27 (Q)       --            --            --           2,455        (5,602)
                           --------     ------       -------      --------       -------        -------      --------
Net (loss) income before
 extraordinary item.....   $(14,328)    $6,833       $(5,621)     $(10,149)      $ 9,090        $ 4,695      $ (9,480)
                           ========     ======       =======      ========       =======        =======      ========
Basic loss per common
 share before
 extraordinary
 item (R):..............   $  (0.30)                                                                         $  (0.24)
                           ========                                                                          ========
Diluted loss per common
 share before
 extraordinary
 item (R):..............   $  (1.51)                                                                         $  (1.34)
                           ========                                                                          ========

                         See notes on following page.

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(A) Represents Patriot's historical results of operations before extraordinary items for the twelve months ended December 31, 1998 as reported in the Companies' Annual Report on Form 10-K.
(B) Represents adjustments to Patriot's results of operations assuming recent transactions, including the acquisition of the Buena Vista Hotel, the merger with WHG and related acquisition of minority interests and the Golden Door Spa completed by Patriot during the twelve months ended December 31, 1998 had been consummated on January 1, 1998.
(C) Represents adjustments to Patriot's results of operations assuming the Arcadian Acquisition had been consummated as of January 1, 1998.
(D) Represents adjustments to Patriot's results of operations assuming the Summerfield Acquisition had been consummated as of January 1, 1998.
(E) Represents adjustments to Patriot's results of operations assuming the Interstate Merger and the related financing transactions had been consummated as of January 1, 1998.
(F) Represents adjustments to Patriot's results of operations assuming the 1998 asset sales to North Coast, LLC and the Fine transaction along with the other 1999 transactions, as described on F-4 through F-5 had occurred as of the beginning of the period presented.
(G) Represents adjustments to lease revenue assuming the hotels and leasehold interests currently owned by Patriot and its subsidiaries had been leased to the Lessees or Wyndham as of January 1, 1998. No lease income is included in the pro forma statement of operations for time periods prior to completion of construction or commencement of operations.
(H) Represents pro forma ground lease payments to be made with respect to certain of the hotels, and hotel lease expense related to the hotels leased by Patriot from third-party owners, which Patriot sub-leases to Wyndham.
(I)  Interest expense consists of the following components:

                               Recent     Arcadian   Summerfield Interstate    Other
                            Transactions Acquisition Acquisition   Merger   Transactions
                            ------------ ----------- ----------- ---------- ------------
   Related to acquisition
    of hotels and hotel
    management
    businesses............      $601       $6,308      $7,256     $51,573      4,059
   Related to subscription
    notes payable to
    Wyndham...............       --           --          232       1,254        --
   Related to amortization
    of deferred loan
    costs.................       --           400         --        6,691        --
                                ----       ------      ------     -------      -----
                                $601       $6,708      $7,488     $59,518      4,059
                                ====       ======      ======     =======      =====

  The Pro Forma amounts presented assume an average interest rate of 7.39% per annum (assuming LIBOR plus 2.25%) on the amounts outstanding on the Revolving Credit Facility. Amortization of deferred loan costs is computed using the straight-line method (which approximates the interest method) over the term of the related loans. As a result of the closing of the repayment of debt assumed in connection with the Wyndham merger, deferred loan costs related to the debt repaid were written off. In addition, Patriot incurred certain prepayment penalties related to the early repayment of certain debt. These amounts, net of the minority interest share, were reported as an extraordinary item in Patriot's historical results of operations and has been eliminated for pro forma presentation purposes. In addition, as a result of the increase in Patriot's existing credit facilities, additional deferred loan costs totaling approximately $27,405 have been included in the borrowings under the credit facility and mortgage notes in the pro forma financial statements.
  An increase of 0.125% in the interest rate would increase pro forma interest expense to $324,520, increasing net loss to $10,408. Net loss applicable to common shareholders on a dilutive basis would increase to $204,250, and loss per common share would increase to $1.35 based on 151,313 weighted average number of common shares and common share equivalents outstanding.

(J) Represents adjustments to depreciation and amortization in accordance with Patriot's policy.
  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 to 40 years for the hotel buildings and improvements, 7 years for the Racecourse facility and 3 to 10 years for furniture, fixtures and equipment ("FF&E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of intangible assets related to mergers and other acquisitions of businesses is computed using the straight-line method over estimated useful lives ranging from 5 to 40 years.
(K) Represents Patriot's pro forma equity in earnings of the non-controlled subsidiaries that own the Wyndham trade names and franchise related assets, the management and franchising contracts and the hotel management company and which are controlled by Wyndham. In addition, represents equity in losses of the partnerships that own the El San Juan Hotel & Casino and the El Conquistador and the WHG management company. These entities are also controlled by Wyndham.
(L) Represents Patriot's pro forma equity in losses of the non-controlled subsidiaries that own certain management-related assets acquired in the Arcadian acquisition. Subsidiaries of Wyndham own the controlling interest in these entities.
(M) Represents Patriot's pro forma equity in earnings of the non-controlled subsidiaries that own the management contracts and hotel management business acquired in the Summerfield acquisition. Subsidiaries of Wyndham own the controlling interest in these entities.
(N) Represents Patriot's pro forma equity in losses of the non-controlled subsidiaries that own the management contracts and hotel management business acquired in the Interstate merger. Subsidiaries of Wyndham own the controlling interest in these entities.
(O)  Represents an adjustment for estimated state income tax liabilities.
(P) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions of approximately 11%.
(Q) Represents the minority interest related to partnerships and limited liability companies that own certain of the hotels assuming such entities had been formed and the hotels owned by such entities had been acquired at January 1, 1998.
(R)  A reconciliation of net loss to common share holders is as follows:

                                                         Pro Forma  Pro Forma
                                                           Basic     Diluted
                                                         ---------  ---------
      Net loss.......................................... $ (9,480)  $  (9,480)
      Preferred stock dividends.........................   (5,250)     (5,250)
      Adjustment for equity forwards (/1/)..............  (21,151)   (188,592)
                                                         --------   ---------
        Net loss to common shareholders................. $(35,881)  $(203,322)
                                                         ========   =========
          Weighted average number of paired shares
           outstanding(2)...............................  151,313     151,313
                                                         ========   =========
          Diluted.......................................  151,313     151,313
                                                         ========   =========

--------
(1) The adjustment relates to the mark-to-market adjustment for the UBS and Nations forward equity contracts, which can be settled in cash or stock, at the Companies' option. At December 31, 1998, PaineWebber can be settled only in stock, on the guaranteed return portion as adjusted in the earnings per share calculation. There is no mark-to-market adjustment for PaineWebber which is accounted for by the Reverse Treasury Method.

(2) For 1998, the dilutive effect of unvested stock grants of 880, the option to purchase common stock of 753, shares issued in connection with the forward equity contracts of 2,507 and 8,423 of preferred shares were not included in the computation of diluted earning per share for the year ended December 31, 1998 because they are antidilutive.

                        OLD WYNDHAM INTERNATIONAL, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1998
                                  (unaudited)

                      Wyndham       Recent        Arcadian     Summerfield   Interstate     CHCI          Other
                     Historical  Transactions    Acquisition   Acquisition     Merger      Merger      Transactions   Pro Forma
                        (A)           (B)            (C)           (D)           (E)         (F)           (G)          Total
                     ----------  ------------    -----------   -----------   ----------    -------     ------------   ----------
                                                          (in thousands, except for share amounts)
Revenue:
 Hotel revenue.....  $1,842,682    $51,770         $16,426       $53,746      $324,467     $58,785       $106,906     $2,454,782
 Racecourse
 facility revenue..      51,259        --              --            --            --          --         (51,259)           --
 Management fee and
 service fee
 income............      89,983     (1,833)            --          1,814        17,817         646            --         108,427
 Interest and other
 income............      18,303        193             690           550         2,536       1,844           (149)        23,967
                     ----------    -------         -------       -------      --------     -------       --------     ----------
   Total revenue...   2,002,227     50,130          17,116        56,110       344,820      61,275         55,498      2,587,176
                     ----------    -------         -------       -------      --------     -------       --------     ----------
Expenses:
 Hotel expenses....   1,251,548     41,235          13,278        25,738       227,822      34,655         79,333      1,673,609
 Racecourse
 facility
 operations........      43,198        --              --            --            --          --         (43,198)           --
 General and
 administrative....      87,882        --              --          4,964        16,627         497            --         109,970
 Interest expense..      35,690      2,872 (H)         --            --            --          678 (I)      7,076         46,316
 Cost of acquiring
 leaseholds........      52,721        --              --            --            --          --             --          52,721
 Impairment loss on
 assets held for
 sale..............      23,184        --              --            --            --          --             --          23,184
 Depreciation and
 amortization......      69,375      1,758 (J)         118 (J)     1,649 (J)    11,323 (J)     619 (J)      3,664         88,506
 Participating
 lease payments....     519,589      1,335 (K)       3,803 (K)    23,194 (K)    98,576 (K)  20,745 (K)     12,499        679,741
                     ----------    -------         -------       -------      --------     -------       --------     ----------
   Total expenses..   2,083,187     47,200          17,199        55,545       354,348      57,194         59,374      2,674,047
                     ----------    -------         -------       -------      --------     -------       --------     ----------
Operating (loss)
income.............     (80,960)     2,930             (83)          565        (9,528)      4,081         (3,876)       (86,871)
 Equity in earnings
 of unconsolidated
 subsidiaries......       3,134     (1,677) (L)        --            --            --          --             --           1,457
                     ----------    -------         -------       -------      --------     -------       --------     ----------
(Loss) income
before income tax
provision, minority
interest and
extraordinary
item...............     (77,826)     1,253             (83)          565        (9,528)      4,081         (3,876)       (85,414)
 Income tax
 provision.........     (14,381)       --              --            --            --          --          (8,997)(M)    (23,378)
                     ----------    -------         -------       -------      --------     -------       --------     ----------
(Loss) income
before minority
interest and
extraordinary
item...............     (92,207)     1,253             (83)          565        (9,528)      4,081        (12,873)      (108,792)
 Minority interest
 in Wyndham
 partnership.......      12,750       (175)(N)          (5)(N)       --  (N)       --  (N)     (47)(N)        --          12,523
 Minority interest
 in consolidated
 subsidiaries......     (31,705)    (6,155)(O)         128 (O)     6,293 (O)    (9,934)(O)     --           3,072 (P)    (38,301)
                     ----------    -------         -------       -------      --------     -------       --------     ----------
(Loss) income
before
extraordinary
item...............  $ (111,162)   $(5,077)        $    40       $ 6,858      $(19,462)    $ 4,034       $ (9,801)    $ (134,570)
                     ==========    =======         =======       =======      ========     =======       ========     ==========
Basic loss per
common share before
extraordinary item
(T)................  $    (0.83)
                     ----------
Diluted loss per
common share before
extraordinary item
(T)................  $    (0.83)
                     ==========
                       Interstate
                        Spin-off     Pro Forma
                     Transaction(Q)    Total
                     --------------- ----------
Revenue:
 Hotel revenue.....     (193,922)    2,260,860
 Racecourse
 facility revenue..          --            --
 Management fee and
 service fee
 income............      (52,415)(R)    56,012
 Interest and other
 income............         (594)       23,373
                     --------------- ----------
   Total revenue...     (246,931)    2,340,245
                     --------------- ----------
Expenses:
 Hotel expenses....     (174,277)    1,499,332
 Racecourse
 facility
 operations........          --            --
 General and
 administrative....      (33,358)       76,612
 Interest expense..          --         46,316
 Cost of acquiring
 leaseholds........          --         52,721
 Impairment loss on
 assets held for
 sale..............                     23,184
 Depreciation and
 amortization......      (18,184)       70,322
 Participating
 lease payments....          --        679,741
                     --------------- ----------
   Total expenses..     (225,819)    2,448,228
                     --------------- ----------
Operating (loss)
income.............      (21,112)     (107,983)
 Equity in earnings
 of unconsolidated
 subsidiaries......          826 (S)     2,283
                     --------------- ----------
(Loss) income
before income tax
provision, minority
interest and
extraordinary
item...............      (20,286)     (105,700)
 Income tax
 provision.........        9,964       (13,414)
                     --------------- ----------
(Loss) income
before minority
interest and
extraordinary
item...............      (10,322)     (119,114)
 Minority interest
 in Wyndham
 partnership.......          --         12,523
 Minority interest
 in consolidated
 subsidiaries......         (233)      (38,534)
                     --------------- ----------
(Loss) income
before
extraordinary
item...............     $(10,555)    $(145,125)
                     =============== ==========
Basic loss per
common share before
extraordinary item
(T)................                  $   (0.98)
                                     ----------
Diluted loss per
common share before
extraordinary item
(T)................                  $   (0.98)
                                     ==========

                          See notes on following page

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(A) Represents the historical results of operations of Wyndham for the twelve months ended December 31, 1998 as reported in the Companies' Annual Report on Form 10-K.
(B) Represents adjustments to Wyndham's results of operations assuming that Recent Transactions completed by the Companies during the twelve months ended December 31, 1998 had occurred as of January 1 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(C) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired as a result of the Arcadian acquisition assuming such leases and management contracts had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(D) Represents adjustments to Wyndham's results of operations for the hotel investments and management operations acquired by Wyndham as a result of the Summerfield acquisition assuming such investments had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(E) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired as a result of the Interstate merger, assuming such leases and management contracts had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(F) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired by Wyndham as a result of the CHCI merger assuming such leases and management contracts had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(G) Represents adjustments to Patriot's results of operations assuming the 1998 asset sales to NorthCoast, LLC and the Fine transactions, along with the Other 1999 transactions, as described on F-4 through F-5 had occurred as of the beginning of the period being presented.
(H) Represents pro forma interest expense on debt and capital lease obligations related to the Condado Plaza Hotel, the El San Juan Hotel & Casino and the El Conquistador. As a result of the WHG Transactions, Wyndham acquired a controlling interest in the partnerships that own the El San Juan Hotel & Casino and the El Conquistador. As a result, the results of operations of these partnerships are included in Wyndham's consolidated operating results. These debt and capital lease obligations bear interest at rates ranging from LIBOR plus 0.9% (estimated as 6.589%) to 12.0% per annum.
  An increase of 0.125% in the interest rate would increase pro forma interest expense to $46,354, increasing net loss to $145,143. Net loss applicable to common shares holders would increase to $147,849, however, loss per common share would increase to $0.99 based on 151,313 weighted average number of common shares and common share equivalents outstanding.
(I) Represents pro forma interest expense on debt obligations assumed in connection with the CHCI merger.
(J) Represents the following pro forma adjustments to depreciation and amortization in accordance with Wyndham policy. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 to 40 years for buildings and improvements and 3 to 10 years for FF&E. Amortization of goodwill related to the acquisition of the management operations of entities acquired is computed using the straight-line method over estimated useful lives of 5 to 40 years. Amortization of management contracts tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 6 to 30.
(K) Represents pro forma lease payments from Wyndham to Patriot calculated based upon the historical operating results of the hotels for the twelve months ended December 31, 1998.
(L) Represents adjustment to eliminate Wyndham's equity in earnings of unconsolidated subsidiaries related to WHG. Subsequent to the WHG Transactions, these entities are consolidated with Wyndham.

(M) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results for the twelve months ended December 31, 1998.
(N) Represents the adjustment to minority interest to reflect the estimated minority interest percentage in the Wyndham Partnership subsequent to the assumed transactions of approximately 12.2%.
(O) Represents adjustments for Patriot's minority interest in the non-controlled subsidiaries. These entities are controlled by Wyndham.
(P) Represents the elimination of minority interest from the historical financial statements of minority interests in WHG and CHCI.
(Q) Represents the pro forma adjustments based on the Pro Forma Combined Statement of Operations of Interstate Management for the year ended December 31, 1998 pursuant to the spin-off.
(R) Represents the following pro forma adjustments related to the spin-off:

      Interstate Management historical management fees............... $ 40,781
      Interstate Management historical other income..................   20,454
      Management and other fees from seven of the Companies'
       hotels to be managed by Interstate Management.................    3,207
      Hotels owned by Patriot and managed by Interstate Management...  (12,027)
                                                                      --------
                                                                      $ 52,415
                                                                      ========

(S) Represents the pro forma adjustment to historical operations to reflect the reduction of equity in earnings of unconsolidated subsidiaries for the transfer of the Charles Hotel Complex in the spin-off. Currently the Companies own an approximate 49% non-controlling interest in this complex. Consequently, the results of operations for the complex are not consolidated but are reflected through equity in earnings of unconsolidated subsidiaries. The adjustment to reduce equity in earnings of unconsolidated subsidiaries is $2,039. Additionally, as a result of the spin-off, Wyndham will own a non-controlling interest of approximately 55% of Interstate Hotels LLC, a subsidiary of Interstate Management, the newly formed entity. Wyndham will account for their ownership as a equity investment and record their share of estimated earnings of Interstate Hotels, LLC as equity in earning in unconsolidated subsidiaries. The pro forma adjustment for the estimated earnings for the year ended December 31, 1998 is $2,865.
(T) Wyndham is in a loss position for the twelve months ended December 31, 1998. Therefore basic and diluted earnings per share are identical since the securities which could have a dilutive impact on earnings per share are anti-dilutive.

      Net loss.....................................................  $(145,125)
      Preferred stock dividend.....................................     (2,706)
                                                                     ---------
        Net loss to common stockholders............................  $(147,831)
                                                                     =========
      Weighted average number of common shares outstanding:
        Basic......................................................    151,313
                                                                     =========
        Diluted....................................................    151,313
                                                                     =========